UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2019

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2019, the board of directors (the “Board”) of Rodin Global Property Trust, Inc. (the “Company”) approved an amendment (the “First Amendment”), dated September 28, 2019, to the amended and restated advisory agreement, dated June 29, 2018 (the “Advisory Agreement”), by and among the Company, Rodin Global Property Trust Operating Partnership, L.P., Rodin Global Property Advisors, LLC (the “Advisor”), and for purposes of certain provisions, Cantor Fitzgerald Investors, LLC and Rodin Global Property Trust OP Holdings, LLC. The First Amendment amends the monthly Asset Management Fee (as defined in the Advisory Agreement) from one-twelfth of 1.25% of the cost of the Company’s investments at the end of each month, to one-twelfth of 1.20% of the Company’s most recently disclosed NAV. Pursuant to the Advisory Agreement, the Advisor will continue to manage the Company’s day-to-day operations and its portfolio of income-producing commercial properties and other real estate-related assets, subject to the Board’s supervision. Except as set forth in this Current Report on Form 8-K, the material terms of the Advisory Agreement remain unchanged.

The foregoing description of the Advisory Agreement and the First Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the Advisory Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2018, and the First Amendment filed as Exhibit 10.1 hereto, both of which are incorporated by reference into this Item 1.01.

Item 3.03. Material Modification to Rights of Security Holders.

On September 27, 2019, the Board approved the amendment and restatement of the Company’s share repurchase program (the “Amended and Restated Share Repurchase Program”), as described in more detail below. The Amended and Restated Share Repurchase Program will become effective November 1, 2019.

The changes to the Amended and Restated Share Repurchase Program include the following:

•	removal of the one-year holding requirement for share repurchases;

•	adjustment to the availability of the share repurchase program from quarterly to monthly;

•

adjustment to the restriction on the availability of the share repurchase program in any calendar year from, 5% of the weighted-average number of shares during the prior calendar year, to shares whose aggregate value is 10% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar year;

•

addition of a restriction on the availability of the share repurchase program in any calendar month equal to shares whose aggregate value is 2% of the combined NAV of all classes of shares as of the last calendar day of the previous month;

•	removal of the restriction that funds available for repurchase in each period be limited to the funds received from the Company’s distribution reinvestment plan in the prior quarter; and

•	adjustment to the discounts to NAV per share of the share class being repurchased by the Company from its shareholders as follows:

Holding Period	Original Repurchase Price as a Percentage of NAV	Amended and Restated Repurchase Price as a Percentage of NAV
Less than 1 year	No Repurchase Allowed	96%
1 year	96%	97%
2 years	97%	98%
3 years	98%	99%
4 years	99%	100%
5 years and longer	100%	100%

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Advisory Agreement, dated as of September 28, 2019, by and among Rodin Global Property Advisors, LLC, Rodin Global Property Trust, Inc., Rodin Global Property Trust Operating Partnership, L.P., Cantor Fitzgerald Investors, LLC, and Rodin Global Property Trust OP Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: September 30, 2019	By:	/s/ KENNETH CARPENTER
Name: Kenneth Carpenter
Title: President